Rule 424(b)(2)
                                     Registration No. 333-11239




PRICING SUPPLEMENT NO.  17     , DATED    July 23, 1997

(To Prospectus dated September 13, 1996 and Prospectus Supplement dated September 13, 1996)


                       ENERGEN CORPORATION
                   Medium-Term Notes, Series A
                         CUSIP #29265AAP1


FIXED RATE NOTE

Trade Date:             July 23, 1997

Principal Amount:$20,000,000   Original Issue Date: 7/28/97

Issue Price:          100% (Par)   Commission Rate:   0.750%

Net Proceeds:  $19,850,000

Interest Rate Per Annum:     7.32% Stated Maturity Date:   7/28/22

Interest Payment Dates:   April 1 and October 1

Presenting Agent:     Smith Barney, Inc.             , as agent

Additional Terms:    None